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                                                                      Exhibit 11

                                [Form of Opinion]
                                   Dechert LLP
                               1775 I Street, N.W.
                             Washington, D.C. 20006

December 16, 2003

Board of Trustees
ING Equity Trust
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258-2034

Re: ING Equity Trust, on behalf of ING MidCap Opportunities Fund

Dear Ladies and Gentlemen:

We have acted as counsel to ING Equity Trust, a Massachusetts business trust (the "Trust"), and we have a general familiarity with the Trust's business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of beneficial interest by the Trust in connection with the acquisition by ING MidCap Opportunities Fund, a series of the Trust, of the assets of ING Growth Opportunities Fund, another series of the Trust, and ING Growth + Value Fund, a series of ING Mayflower Trust, also a Massachusetts business trust, which will be registered on a Form N-14 Registration Statement (the "Registration Statement") to be filed by the Trust with the U.S. Securities and Exchange Commission.

We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of the foregoing, it is our opinion that the shares of beneficial interest of the Trust being registered under the Securities Act of 1933, as amended, in the Registration Statement have been duly authorized and will be legally and validly issued, fully paid and non-assessable by the Trust upon transfer of the assets of each of ING Growth + Value Fund and ING Growth Opportunities Fund pursuant to the terms of the applicable Agreement and Plan of Reorganization included in this Registration Statement.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein.

Very truly yours,